UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)	July 29, 2014

PANEX RESOURCES INC.
(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	000-51707 (Commission File Number)	00-0000000 (I.R.S. Employer Identification No.)

c/o Coresco AG Level 3, Gotthardstrasse 20 Zug, Switzerland (Address of principal executive offices)	CH-6300 (Zip Code)

Registrant’s telephone number, including area code	+41-41-711-0281

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Panex Resources Inc.	Page 2

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2014, Klaus Eckhof resigned as a non-executive director of Panex for personal reasons.  Mr. Eckhof’s resignation was not due to, and was not caused by, in whole or in part, any disagreement with Panex, whether related to Panex’s operations, policies, practices, or otherwise.

Panex’s board of directors currently consists of Cong Mao Huai and Mark Gasson.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fisca Year.

On July 22, 2014, the company effectively increased its authorized capital from 500,000,000 shares of common stock to 2,000,000,000 shares of common stock with a par value of $0.001 per share.

The increase in the authorized capital was approved on June 4, 2014 by shareholders of Panex owning approximately 53% of the outstanding voting shares of common stock.

A copy of Panex’s file-stamped Certificate of Amendment is attached to this report as an exhibit.  See Exhibit 3.4 - Certificate of Amendment for more details.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description
3.4	Certificate of Amendment filed with the Nevada Secretary of State on July 22, 2014.	Inlcuded

Form 8-K	Panex Resources Inc.	Page 3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Panex Resources Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

PANEX RESOURCES INC.

Dated: July 29, 2014	By: /s/ Mark Gasson
Mark Gasson - CEO and President

3